Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE


                       RICHARD LEWIS COMMUNICATIONS, INC.
                       ----------------------------------
                   PUBLIC RELATIONS * ADVERTISING * MARKETING
     1211 Avenue of the Americas, 43rd Floor, New York, New York 10036-8701
        Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
                                 www.rlcinc.com

FOR:
NYMAGIC, INC. (NYSE: NYM)
919 Third Avenue, 10th Floor
New York, NY 10022
 212-551-0600 o Fax 212-986-1310

CONTACT: George R. Trumbull
212-551-0610


         NYMAGIC, INC. COMPLETES SALE OF $100 MILLION IN SENIOR NOTES IN
                               RULE 144A OFFERING


NEW YORK, New York - March 12, 2004 - NYMAGIC, INC. (NYSE: NYM) today announced that it has completed its previously announced offering of $100,000,000 aggregate principal amount of its 6.50% senior notes due 2014. The senior notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act").

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes referred to herein in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The notes have not been registered under the Securities Act or applicable state securities laws, and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in underwriting ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.


                                      # # #